MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

APRIL 28, 2005

Notice is hereby given that the Annual Meeting of Shareholders (Annual Meeting) of Monmouth Real Estate Investment Corporation (the Company) will be held Thursday, April 28, 2005, at 4:00 p.m. at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, for the following purposes:

1.

To elect three Directors, the names of whom are set forth in the accompanying Proxy Statement, to serve for a three-year term;

2.

To approve the selection by the Board of Directors of the appointment of KPMG LLP as Independent Auditors for the Company for the year ending September 30, 2005; and

3.

To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The books containing the minutes of the last Annual Meeting of Shareholders, and the minutes of all meetings of the Directors since the last Annual Meeting of Shareholders, will be presented at the Annual Meeting for the inspection of the shareholders.  Only shareholders of record at the close of business on March 14, 2005 will be entitled to vote at the Annual Meeting and at any adjournments thereof.

IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE  BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

EUGENE W. LANDY

   PRESIDENT AND DIRECTOR

March 23, 2005

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

__________

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 28, 2005

__________

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monmouth Real Estate Investment Corporation (the Company) of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on April 28, 2005, and at any adjournments thereof, for the purposes listed in the preceding Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying Proxy card are being distributed on or about March 23, 2005 to shareholders of record on March 14, 2005.

A copy of the Annual Report, including financial statements, was mailed to all shareholders of record on or about March 9, 2005.

Any shareholder giving the accompanying proxy has the power to revoke it at any time before it is exercised at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person.  Shares represented by properly executed proxies will be voted as specified thereon by the shareholder.  Unless the shareholder specifies otherwise, such proxies will be voted FOR the proposals set forth in the Notice of Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement and form of proxy, and the cost of soliciting the proxies related to the Annual Meeting will be borne by the Company.  The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

VOTING RIGHTS

Only holders of the Company’s $.01 par value common stock (Common Stock) of record  as of the close of business on March 14, 2005, are entitled to vote at the Annual Meeting.  As of the record date, there were issued and outstanding 17,822,243 shares of Common Stock, each share being entitled to one vote on any matter which may properly come before the Annual Meeting.  Said voting right is non-cumulative.  The holders of a majority of the outstanding shares of Common Stock shall constitute a quorum.  An affirmative vote of a majority of the votes cast by the holders of the Common Stock is required for approval of Proposals 1 and 2.

PROPOSAL 1

ELECTION OF DIRECTORS

Three persons have been nominated by the Nominating Committee to serve on the Board of Directors of the Company.  Your proxy will be voted for the election of the three nominees named in this proxy statement, all of whom are members of the present Board of Directors, to serve for a three-year term, unless you specifically withhold your authority.  All nominees have agreed to serve, if elected, for the new term.  If for any reason any of the three nominees becomes unavailable for election, your proxy will be voted for any substitute nominee who may be selected by the Board of Directors prior to or at the meeting, or, if no substitute is selected by the Board of Directors, for a motion to reduce the membership of the Board of Directors to the number of the nominees who are available to serve.  In the event the membership of the Board of Directors is reduced, it is anticipated that it would be restored to the original number at the next annual meeting.  In the event a vacancy occurs on the Board of Directors after the Annual Meeting, the Company’s Bylaws provide that any such vacancy will be filled for the unexpired term only by the affirmative vote of a majority of the remaining Directors in office.  The Company has no knowledge that any of the three nominees will become unavailable for election.

The proxies solicited cannot be voted for a greater number of persons than the nominees named.

Stephen B. Wolgin, a nominee for director, is also a director of Monmouth Capital Corporation, a publicly-owned affiliate of the Company.  In addition, the Officers and Directors of the Company may engage in real estate transactions for their own account, which transactions may also be suitable for the Company.  In most respects, the activities of the Company, United Mobile Homes, Inc., a publicly-owned affiliate of the Company, and Monmouth Capital Corporation are not in conflict, but rather complement each other.  However, the activities of the Officers and Directors of the Company on behalf of the other companies, or for their own account, may on occasion conflict with those of the Company and deprive the Company of favorable opportunities.  It is the opinion of the Officers and Directors of the Company that there have been no conflicting transactions since the beginning of the last fiscal year.

The following table sets forth information regarding the Directors standing for election and Directors whose terms continue beyond the Annual Meeting:

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

DIRECTORS STANDING FOR ELECTION

Matthew I. Hirsch	45	Director. Attorney at Law (1985 to present); Adjunct Professor of Law (1993 to present), Widener University School of Law.	2000

Cynthia J. Morgenstern	35	Executive Vice President (2001 to present) and Director (2002 to present). Vice President (1996 to 2001) Summit Bank, Commercial Real Estate Division, a regional commercial bank.	2002

Stephen B. Wolgin	50	Director. Principal of U.S. Real Estate Advisors, Inc. (2000 to present), a real estate advisory services group based in New York; Principal of the Wolgin Group (2000-2003); prior affiliations with J.P. Morgan, Odyssey Associates, The Prudential Realty Group, Standard & Poor’s Corporation, and Grubb and Ellis.	2003

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

DIRECTORS WHOSE TERMS EXPIRE IN 2006

Eugene W. Landy	71	President (1968 to present) and Director. Attorney at Law; President and Director (1961 to present) of Monmouth Capital Corporation, an affiliate of the Company; Chairman of the Board (1995 to present), President (1969 to 1995) and Director (1969 to present) of United Mobile Homes, Inc., an affiliate of the Company.	1968

Samuel A. Landy	44	Director. Attorney at Law (1985 to present); President (1995 to present), Vice President (1991 to 1995) and Director (1992 to present) of United Mobile Homes, Inc., an affiliate of the Company; Director (1994 to 2004) of Monmouth Capital Corporation, an affiliate of the Company.	1989

Peter J. Weidhorn	58	Director. Investor; Director (2000-2003) of real estate management/acquisitions at Kushner Companies; Chairman of the Board, President/CEO (1998-2000) of WNY Group, Inc., a real estate investment trust that owned and operated 8,000 apartments prior to its sale to the Kushner Companies; Director (2001 to present) of BNP Residential Properties, Inc.; Director (2003-present) of The Community Development Trust, Inc.; Trustee of the CentraState Healthcare Foundation, Inc; and Vice Chairman and Trustee of the Union for Reform Judaism.	2001

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

DIRECTORS WHOSE TERMS EXPIRE IN 2007

Daniel D. Cronheim	50	Director. Attorney at Law (1982 to present); Executive Vice President (1989 to present) and General Counsel (1983 to present) of David Cronheim Company; President (1997 to present) of David Cronheim Mortgage Company; President (2000 to present) of Cronheim Management Services, Inc.; and Director (2000 to present) of Hilltop Community Bank.	1989

Neal Herstik	46	Attorney at Law, Gross, Truss & Herstik, PC (1997 to present); Director of Monmouth Capital Corporation (2002 to present); First Vice President, Marlboro Community Players, Inc., a non-profit corporation (2000 to 2002); Co-founder and former President, Manalapan-Englishtown Education Foundation, Inc., a non-profit corporation (1995 to 2001).	2004

John R. Sampson	51	Director. Managing Director and co-founder, Kalorama Partners, LLC, a strategic consulting company (2003 to present); and Senior Portfolio Manager (1998 to 2002) at Fox Asset Management, LLC, a registered investment advisor that manages equity, fixed income and balanced portfolios.	2001

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE THREE PERSONS STANDING FOR ELECTION NAMED ABOVE

Committees of the Board of Directors and Meeting Attendance

The Board of Directors had four meetings during the last fiscal year.  No Director attended fewer than 75% of the meetings.

The Company has a standing Audit Committee, Stock Option Committee, Compensation Committee and Nominating Committee of the Board of Directors.

Audit Committee

The Audit Committee’s responsibilities include reviewing and overseeing financial reporting, policies and procedures and internal controls, retaining the independent auditor, approving the audit fees, and discussing the independent auditors independence.  It also overseeing the internal audit function, legal and regulatory compliance and adherence to the Code of Business Conduct and Ethics, establishing procedures for complaints received regarding the Company’s accounting, internal accounting controls and auditing matters.  In addition, the Audit Committee prepares the Audit Committee Report which is included in the Company’s annual proxy statements.    The Audit Committee had four meetings during the fiscal year, including an executive session with the independent auditors, in which management did not attend.

The current members of the Company’s Audit Committee are Matthew I. Hirsch, Peter J. Weidhorn and Stephen B. Wolgin.  The Board has determined that the members of the Audit Committee are independent as defined by the rules of the SEC and the listing standards of the NASDAQ Stock Market, and that each of them is able to read and understand fundamental financial statements.  The Board has also determined that Peter J. Weidhorn is an “audit committee financial expert” within the meaning of the rules of the SEC and is “financially sophisticated” within the meaning of the rules of the NASDAQ Stock Market.

Stock Option Committee

The Stock Option Committee administers the Company’s 1997 Stock Option Plan and had one meeting during the last fiscal year.  The current members of the Stock Option Committee are Matthew I. Hirsch and Stephen B. Wolgin.  The Board has determined that the members of the Stock Option Committee are independent as defined by the rules of the SEC and the listing standards of the NASDAQ Stock Market.

Compensation Committee

The Compensation Committee evaluates the President’s performance in light of the Company’s goals and objectives and determines the President’s and executive officers’ compensation, which includes base salary and bonus.  The Compensation Committee had one meeting during the last fiscal year.  The current members of the Compensation Committee are Matthew I. Hirsch and Stephen B. Wolgin.  The Board has determined that the members of the Compensation Committee are independent as defined by the rules of the SEC and the listing standards of the NASDAQ Stock Market.

Nominating Committee

The Nominating Committee identifies, considers and recommends candidates to serve as members of the Board and makes recommendations regarding the structure and composition of the Board of Directors and Committees.  The Nominating Committee had one meeting during the last fiscal year.  The current members of the Nominating Committee are Matthew I. Hirsch, Peter J. Weidhorn and Stephen B. Wolgin.   The Board of Directors has determined that each member of the Nominating Committee is an independent Director as defined by the rules of the SEC and the listing standards of the NASDAQ Stock Market.  Our Nominating Committee does not operate under a written charter.

The principal function of the Nominating Committee is to review and select candidates for nomination to the Board of Directors. The Nominating Committee will consider director candidates recommended by the Company's shareholders. Recommendations with regard to nominees for election to the Board of Directors may be submitted by any stockholder entitled to vote for the election of directors in writing, received by the Secretary of the Corporation at least 45 days prior to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders, or, if the Company did not have an annual meeting of shareholders in the prior year, 90 days prior to the date of the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of common stock of the Company which are beneficially owned by each such nominee.

In connection with the formation of the Nominating Committee, the Company's Board of Directors established certain minimum qualifications for board members, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Nominating Committee may consider a variety of other qualities and skills, including (i) the ability to exercise independent decision-making, (ii) the absence of conflicts of interest and, (iii) the ability to work effectively with other directors in collectively serving the long-term interests of all shareholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and the Company's articles of incorporation and bylaws.

The Nominating Committee has established a process for identifying and evaluating nominees for director. The Nominating Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Nominating Committee will then initiate the search, seeking input from other directors and senior management, considering nominees previously submitted by shareholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Nominating Committee by the Committee Chairman. The Nominating Committee will then prioritize the candidates and determine if the Nominating Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the members of the Nominating Committee and the President will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Nominating Committee for final evaluation. The Nominating Committee will meet to consider such recommendations and to approve the final candidate. The Nominating Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

To date, there are no third parties being compensated for identifying and evaluating candidates.

Independent Director Meeting

The Company’s independent directors, as defined under the listing standards of the NASDAQ stock market, have established a policy to meet separately from the other directors in a regularly scheduled executive session at least annually, and at such times as may be deemed appropriate by the Company’s independent directors.  Any independent director may call an executive session of independent directors at any time.

Shareholder Communications

The Company has established procedures for shareholders to communicate with the Board of Directors on a confidential basis.   Shareholders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 3499 Route 9 North, Suite 3-C, Freehold, NJ  07728.  The mailing envelope must contain a clear notation indicating that the enclosed mailing is a “Stockholder-Board Communication” or “Stockholder-Director Communication”.  All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all of the members of the Board or just certain specified individual directors.  The Secretary will make copies of all such letters and circulate them to the directors addressed.  If a stockholder wishes the communication to be confidential, such shareholder must clearly indicate on the envelope that the communication is “Confidential”.  The Secretary will then forward such communication, unopened, to the intended recipient.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees of the Company, including its principal executive officers and principal financial officer.  This code is posted on our website at http:www.mreic.com.  During 2004, no violations of the Code of Business Conduct and Ethics were reported nor were any waivers granted.

PROPOSAL 2

APPROVAL OF INDEPENDENT AUDITORS

It is proposed to approve the appointment of KPMG LLP as Independent Auditors for the purpose of making the annual audit of the books of account of the Company for the year ending September 30, 2005, and shareholder approval of said appointment is requested.  KPMG LLP has served as independent auditors of the Company since 1994.  There are no affiliations between the Company and KPMG LLP, its partners, associates or employees, other than its employment as Independent Auditors for the Company.  KPMG LLP informed the Company that it has no direct or indirect financial interest in the Company.  The Company expects a representative of KPMG LLP to be present at the Annual Meeting either to make a statement or to respond to appropriate questions.

The approval of the appointment of the Independent Auditors must be by the affirmative vote of a majority of the votes cast at the Annual Meeting.  In the event KPMG LLP does not receive an affirmative vote of the majority of the votes cast by the holders of shares entitled to vote, then another firm will be appointed as Independent Auditors and the shareholders will be asked to ratify the appointment at the next annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information with respect to the beneficial ownership of the Company’s Common Stock (Shares) as of March 1, 2005 by:

•

each person known by the Company to beneficially own more than five percent of the Company’s outstanding Shares;

•

the Company’s directors;

•

the Company’s executive officers; and

•

all of the Company’s executive officers and directors as a group.

Unless otherwise indicated, the person or persons named below have sole voting and investment power and that person’s address is c/o Monmouth Real Estate Investment Corporation, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728.  In determining the number and percentage of shares beneficially owned by each person, Shares that may be acquired by that person under options exercisable within sixty (60) days of March 1, 2005 are deemed beneficially owned by that person and are deemed outstanding for purposes of determining the total number of outstanding shares for that person and are not deemed outstanding for that purpose for all other shareholders.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Shares Outstanding(2)
Palisade Concentrated Equity Partnership, L.P. One Bridge Plaza Fort Lee, New Jersey 07024	1,426,000(3)	8.00%

Oakland Financial Corporation 34200 Mound Road Sterling Heights, Michigan 48310	1,040,271(4)	5.84%

Teachers Advisors, Inc. 730 Third Avenue New York, NY 10017	1,012,000(5)	5.68%

Anna T. Chew	49,555 (6)	*
Daniel D. Cronheim	64,267(7)	*
Neal Herstik	200 (8)	*
Matthew I. Hirsch	44,979(9)	*
Eugene W. Landy	941,422(10)	5.23%
Samuel A. Landy	239,081(11)	1.34%
Michael P. Landy	76,136(12)	*
Cynthia J. Morgenstern	57,310(13)	*
John R. Sampson	36,396(14)	*
Maureen E. Vecere	70 (15)	*
Peter J. Weidhorn	55,370	*
Stephen B. Wolgin	2,734 (16)	*
Directors and Officers as a group	1,617,520	8.92%

*Less than 1%.

(1)

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all Shares listed.

(2)

Based on the number of Shares outstanding on March 1, 2005, which was 17,822,243 Shares.

(3)

Based upon Amendment No. 2 to a Schedule 13G dated February 10, 2005,  filed with the SEC by Palisade Capital Management, LLC, which indicates that Palisade has sole voting and dispositive power with respect to 1,426,000 Shares.

(4)

Based upon Amendment No. 2 to a Schedule 13G dated April 4, 2004,  from Oakland Financial Corporation (“Oakland”), Liberty Bell Agency, Inc. (“Liberty Bell”), and Cherokee Insurance Company (“Cherokee”), as of April 4, 2004, Oakland owns 7,999, Liberty Bell owns 529,578 and Cherokee owns 502,694.  This Amendment filed with the SEC by Oakland, indicates that Oakland shares voting and dispositive power with respect to those Shares with Liberty Bell and Cherokee, both of which are wholly-owned subsidiaries of Oakland.  Matthew T. Moroun is the Chairman of the Board and controlling stockholder of Oakland, Liberty Bell and Cherokee.

(5)

Based upon Schedule 13G dated February 10, 2005, filed with the SEC by Teachers Advisors, Inc., which indicates that Teachers has sole voting and dispositive power with respect to 1,012,000 Shares.

(6)

Includes (a) 36,493 Shares owned jointly with Ms. Chew’s husband; and (b) 13,062 Shares held in Ms. Chew’s 401(k) Plan.  Includes 50,000 Shares issuable upon exercise of a Stock Option.  Excludes 50,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until May 21, 2005.

(7)

Includes 15,000 Shares issuable upon exercise of a Stock Option.

(8)

Excludes 5,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until May 21, 2005.

(9)

Includes 44,979 Shares owned jointly with Mr. Hirsch’s wife and 12,000 Shares issuable upon exercise of a Stock Option.

(10)

Includes (a) 90,612 Shares owned by Mr. Landy’s wife; (b) 161,764 Shares held in the Landy & Landy Employees’ Profit Sharing Plan of which Mr. Landy is a trustee and has shared voting and dispositive power; (c) 126,585 Shares held in the Landy & Landy Employees’ Pension Plan of which Mr. Landy is a trustee and has shared voting and dispositive power; and (d) 60,000 Shares held in the Eugene W. and Gloria Landy Family Foundation, a charitable trust, over which Mr. Landy has shared voting and dispositive power.  Includes 195,000 Shares issuable upon the exercise of stock options.

(11)

Includes (a) 6,965 Shares owned by Mr. Landy’s wife; (b) 78,753 Shares held in custodial accounts for Mr. Landy’s minor children under the New Jersey Uniform Transfers to Minors Act with respect to which he disclaims any beneficial interest but he has sole dispositive and voting power; (c) 1,000 Shares in the Samuel Landy Family Limited Partnership; and (d)

60,441 Shares held in the UMH 401(k) Plan.  As a co-trustee of the UMH 401(k), Mr. Landy has shared voting power over the Shares held by the UMH 401(k).  He, however, disclaims beneficial ownership of all of the Shares held by the UMH 401(k), except for the 32,642 Shares held by the UMH 401(k) for his benefit.  Includes 15,000 Shares issuable upon the exercise of stock options.

(12)

Includes (a) 8,802 Shares owned by Mr. Landy’s wife; and (b) 58,295 Shares held in custodial accounts for Mr. Landy’s minor children under the New Jersey Uniform Transfer to Minors Act in which he disclaims any beneficial interest but has power to vote.

(13)

Includes 1,153 Shares held in Ms. Morgenstern’s 401(k) plan over which she has sole dispositive power.  Excludes 50,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until May 21, 2005.

(14)

Includes 2,000 Shares held in custodial accounts for Mr. Sampson’s minor children under the New Jersey Uniform Gifts to Minors Act with respect to which he disclaims any beneficial interest but he has sole dispositive and voting power.  Includes 20,000 Shares issuable upon the exercise of stock options.

(15)

Excludes 15,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until May 21, 2005.

(16)

Excludes 5,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until May 21, 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table shows compensation paid or accrued by the Company for services rendered during 2004, 2003 and 2002 to the President and Chief Executive Officer and Executive Vice President.  There were no other executive officers whose aggregate cash compensation allocated to the Company exceeded $100,000:

	Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Options Granted	Other
Eugene W. Landy	2004	$168,750	$15,000	65,000	$223,700(1)
Chairman of the Board	2003	150,000	30,000	65,000	94,000(1)
And President	2002	150,000	30,000	65,000	75,300 (1)

Cynthia J. Morgenstern	2004	$156,250	$12,654	50,000	$ 20,916(2)
Executive Vice President	2003	139,077	9,615	-0-	21,905(2)
	2002	121,250	8,462	50,000	6,438 (2)

(1)

Represents Director’s fees of $16,000, $17,500 and $16,300 for 2004, 2003 and 2002, respectively, paid to Mr. Landy;   accrual for pension and other benefits of $190,200, $59,000 and $59,000 for 2004, 2003 and 2002, respectively, in accordance with Mr. Landy’s

employment contract;   and   legal   fees of   $17,500, $17,500 and $0  for 2004, 2003 and 2002, respectively.

(2)

Represents Director’s fees and discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

Compensation of Directors

The Directors receive a fee of $1,500 for each Board meeting attended and an additional fixed annual fee of $10,000 payable quarterly.  Directors appointed to committees received $150 for each committee meeting attended.  Those specific committees are Compensation Committee, Audit Committee, Stock Option Committee and Nominating Committee.

Stock Option Plan

On April 24, 1997, the shareholders approved and ratified the Company’s 1997 Stock Option Plan authorizing the grant to officers, directors and key employees options to purchase up to 750,000 shares.  On April 25, 2002, the shareholders approved an increase in the number of shares available under the Plan to 1,500,000.  Options may be granted any time up to December 31, 2006.  No option is available for exercise ten years after the date it is granted.  All options are exercisable one year from the date of grant.  The option price shall not be below the fair market value at date of grant.  Canceled or expired options are added back to the “pool” of Shares available under the Plan.

The following table sets forth, for the executive officers named in the Summary Compensation Table, information regarding individual grants of stock options made during the year ended September 30, 2004:

					Potential Realized
		Percent	Price		Value at Assumed Annual
	Options	Granted to	Per	Expiration	Rates for Option Terms
Name	Granted	Employees	Share	Date	5%	10%

Eugene W. Landy	65,000	27%	$7.89	8/3/12	$234,300	$571,200

Cynthia J. Morgenstern	50,000	21%	7.41	5/20/12	230,000	550,800

The following table sets forth for the executive officers named in the Summary Compensation Table, information regarding stock options outstanding at September 30, 2004:

				Value of
				Unexercised
				Options
			Number of Unexercised	At Year-End
	Shares	Value	Options at Year-End	Exercisable/
Name	Exercised	Realized	Exercisable/Unexercisable	Unexercisable

Eugene W. Landy	65,000	357,500	195,000/65,000	$274,625/$29,250

Cynthia Morgenstern	50,000	356,500	-0-/50,000	$-0-/$46,500

Employment Agreements

On January 1, 2004, Eugene W. Landy’s Employment Agreement with the Company was amended to extend for five years to December 31, 2009.  Mr. Landy’s amended Employment Agreement provides for (1) an increase in his annual base compensation from $150,000 to $175,000; (2) an increase in his severance payment from $300,000 payable $100,000 a year for three years to $500,000 payable $100,000 a year for five years; and (3) an increase from $40,000 a year to $50,000 a year of his pension benefits; and (4) an extension of three years of his pension payments commencing January 1, 2004.  Mr. Landy receives bonuses and customary fringe benefits, including health insurance and five weeks vacation.  Additionally, there will be bonuses voted by the Board of Directors.  The Employment Agreement is terminable by either party at any time subject to certain notice requirements.

Effective January 15, 2004, the Company and Cynthia J. Morgenstern entered into a three-year employment agreement under which Ms. Morgenstern receives an annual base salary of $160,000, increasing to $176,000 in 2005 and to $194,000 in 2006, plus bonuses and customary fringe benefits, including health insurance, four weeks vacation and the use of an automobile.  If there is a voluntary or involuntary termination of employment, due to merger or change in control, Ms. Morgenstern, shall be entitled to receive one year's compensation at the date of termination.  In the event of her disability, her salary will continue for a period of two years.  The agreement was amended on September 16, 2004 to purchase disability insurance for Ms. Morgenstern.  In the event of a disability exceeding 90 days Ms. Morgenstern will receive lost wages from the disability policy, not her salary for two years.

Other Information

Except for specific agreements, the Company has no retirement plan in effect for officers, directors or employees and, at present, has no intention of instituting such a plan.

Daniel D. Cronheim is a Director of the Company and Executive Vice President of David Cronheim Company.  The David Cronheim Company received $132,185, $14,377 and $20,194 in lease commissions in 2004, 2003 and 2002, respectively.  Cronheim Management Services, a division of David Cronheim Company, received the sum of $299,392, $258,626 and $245,597 in 2004, 2003 and 2002, respectively, for management fees.  In 1998, the Company entered into a new management contract with Cronheim Management Services.  Under this contract, Cronheim Management Services receives 3% of gross rental income on certain properties for management fees.  Cronheim Management Services provides sub-agents as regional managers for the Company’s properties and compensates them out of this management fee.  Management believes that the aforesaid fees are no more than what the Company would pay for comparable services elsewhere.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview and Philosophy

The Company has a Compensation Committee consisting of two independent, outside Directors.  This Committee is responsible for making recommendations to the Board of Directors concerning compensation.  The Compensation Committee takes into consideration three major factors in setting compensation.

The first consideration is the overall performance of the Company.  The Committee believes that the financial interests of the executive officers should be aligned with the success of the Company and the financial interests of its shareholders.

The second consideration is the individual achievements made by each officer.  The Company is a small REIT.  The Board of Directors is aware of the contributions made by each officer and makes an evaluation of individual performance based on their own familiarity with the officer.

The final criteria in setting compensation is comparable wages in the industry.  In this regard, the REIT industry maintains excellent statistics.

Evaluation

The Committee reviewed the progress made by Eugene W. Landy, Chief Executive Officer.  Mr. Landy is under an employment agreement with the Company.  His base compensation under this contract was increased in 2004 to $175,000 per year, and his bonus for 2004 was $15,000.

Compensation Committee:

Matthew I. Hirsch

Stephen B. Wolgin

REPORT OF THE AUDIT COMMITTEE

The Board of Directors adopted a written charter for the Audit Committee in March, 2001.  The Board of Directors amended this charter in September 2004 in order to comply with the new rules of the SEC and the listing standards of the NASDAQ Stock Market.  The amended charter is presented on our website at http: www.mreic.com.

The Company has an Audit Committee consisting of three “independent” Directors, as defined by the listing standards of the Nasdaq Stock Market.  The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company’s reporting, internal control and audit functions.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended September 30, 2004.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, “Independence Discussions with Audit Committees”, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2004.

Fees Billed by Independent Auditors

KPMG LLP served as the Company’s independent auditors for the years ended September 30, 2004 and 2003.  The following are the fees billed by KPMG in connection with services rendered:

	2004	2003
Audit Fees	$59,000	$73,000
Audit Related Fees	-0-	-0-
Tax Fees	38,500	39,500
All Other Fees	-0-	-0-
Total Fees	$97,500	$112,500

Audit fees include professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.  Audit fees also include services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings, such as consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Tax fees include professional services rendered by KPMG LLP for the preparation of the Company’s federal and state corporate tax returns and supporting schedules as may be required by the Internal Revenue Service and applicable state taxing authorities.  Tax fees also include other work directly affecting or supporting the payment of taxes, including planning and research of various tax issues.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services provided by the Company’s principal independent accountants.  The policy requires that all services provided by KPMG LLP to the Company, including audit services, audit-related services, tax services and other services, must be pre-approved by the Committee.  The pre-approval requirements do not prohibit day-to-day normal tax consulting services, which matters will not exceed $10,000 in the aggregate.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining KPMG LLP’s independence.

Audit Committee:

Matthew I. Hirsch

Peter J. Weidhorn

Stephen B. Wolgin

COMPARATIVE STOCK PERFORMANCE

The following line graph shows changes in the value over the last five fiscal years of an assumed investment of $100 in (i) the Company’s common stock; (ii) in the stocks that comprise  the NAREIT All REIT Total Return Index, published by the National Association of Real Estate Investment Trusts (NAREIT); and (iii) the stocks that comprise the S&P 500 Index for the same period.  The total return reflects stock price appreciation and dividend reinvestment for all three comparative indices.  The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed.

	Monmouth
	Real Estate
	Investment
Year	Corporation	NAREIT	S&P 500

1999	100	100	100
2000	106	126	91
2001	142	145	80
2002	176	153	62
2003	220	212	80
2004	242	241	81

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships between any of the Directors or executive officers of the Company, except that Samuel A. Landy and Michael P. Landy are the sons of Eugene W. Landy, the President and a Director of the Company.

Eugene W. Landy and Samuel A. Landy are partners in the law firm of Landy & Landy, which firm, or its predecessor firms, have been retained by the Company as legal counsel since the formation of the Company, and which firm the Company proposes to retain as legal counsel for the current fiscal year.  The Company now uses outside counsel for most of the legal services required.  The New Jersey Supreme Court has ruled that the relationship of directors also serving as outside counsel is not per se improper, but the attorney should fully discuss the issue of conflict with the other directors and disclose it as part of the proxy statement so that shareholders can consider the conflict issue when voting for or against the attorney/director nominee.

Daniel D. Cronheim, a Director of the Company, is the Executive Vice President and General Counsel of David Cronheim Company, the real estate advisor to the Company.

COMPLIANCE WITH EXCHANGE ACT FILING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Officers and Directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the fiscal year, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than 10% beneficial owners were met.

OTHER MATTERS

The Board of Directors knows of no other matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting.  If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies.  Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended September 30, 2004 (as filed with the Securities and Exchange Commission), including the financial statements and schedules thereto.  All such requests should be directed to Monmouth Real Estate Investment Corporation, Attention:  Shareholder Relations, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728.

SHAREHOLDER PROPOSALS

In order for Shareholder Proposals for the 2006 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s 2006 Proxy Statement, they must be received by the Company at its office at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728 not later than December 7, 2005.

BY ORDER OF THE BOARD OF DIRECTORS

Eugene W. Landy

       President and Director

Dated:  March 23, 2005

Important:  Shareholders can help the Directors avoid the necessity and expense of sending follow-up letters to insure a quorum by promptly returning the enclosed proxy.  The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.  You are earnestly requested to sign and return the enclosed proxy in order that the necessary quorum may be represented at the meeting.  The enclosed addressed envelope requires no postage and is for your convenience.